Exhibit 10.2
AGREEMENT
     This agreement (the “Agreement”) is made and entered into as of September ___, 2006 by and between ___ (“Seller”) and PawnMart, Inc., a Nevada corporation (“Buyer”). Seller and Buyer are hereinafter sometimes referred to individually as a “party” and collectively as the “parties.”
     WHEREAS, Integrity Mutual Funds, Inc., a North Dakota corporation (the “Company”), currently has 3,050,000 Series A Convertible Preferred Shares (the “Shares”) issued and outstanding; and
     WHEREAS, Seller is the record and beneficial owner of ___ Shares; and
     WHEREAS, Ancora Securities, Inc. (“Broker”) has entered into an agreement with Buyer to deliver certificates representing a minimum of 2,000,000 Shares, each endorsed in blank or accompanied by a stock power executed in blank, in proper form for transfer to Seller; and
     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of Seller’s Shares on the terms herein described;
     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties agree as follows:
     1. Sale of Shares. Subject to the terms and conditions of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares.
     2. Price. The consideration to be paid by Buyer to Seller for the Shares is $0.50 per Share (the “Payment”) for a total of $___.
     3. Closing. In the absence of contrary agreement between the parties, the sale shall be closed (the “Closing”) at the offices of Holland, Johns, Schwartz & Penny, L.L.P., 306 West Seventh Street, Suite 500, Fort Worth, Texas 76102, at a mutually agreeable time but in no event later than October 1, 2006.
     4. Delivery at Closing.
          (a) At the Closing Seller will deliver to Buyer the certificates and other instruments evidencing the Shares being purchased by Buyer duly endorsed in blank or accompanied by a stock power executed in blank in proper form for transfer.
          (b) At the Closing, Buyer will deliver to Broker the Payment by wire transfer and Broker will forward the Payment to Seller.
          (c) Seller will request the Company to issue the certificate evidencing the Shares free of any restrictive legend and will provide all reasonably necessary information and any opinion required by the Company in this regard.

     5. Seller’s Representations and Warranties. Seller represents and warrants to Buyer as of the date hereof and as of the date of the Closing as follows:
          (a) Seller has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of Seller.
          (b) Seller has and will have full power and authority to sell, assign and transfer the Shares and when the Shares are accepted for payment by Buyer, Buyer will acquire good, marketable and unencumbered title in and to the Shares, free and clear of any and all liens, restrictions, claims, charges and encumbrances. Seller will, upon request, execute any signature guarantees or additional documents deemed necessary by Buyer or the Company to complete the sale, assignment and transfer of the Shares.
          (c) Seller has received all the information Seller considers necessary or appropriate to determine whether to sell the Shares.
          (d) Seller has not relied on any information furnished by Broker, Richard Barone, Jerry Szilagyi or any other party, other than Buyer, in determining whether to sell the Shares.
          (e) Seller is experienced in evaluating securities of companies similar to the Company, is represented by legal and/or investment advisory counsel with regard to this Agreement or has voluntarily elected to forego such counsel, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of selling his investment in the Shares.
          (f) The provisions of this Section 5 shall survive the Closing.
     6. Buyer’s Representations and Warranties. Buyer represents and warrants to Seller as follows:
          (a) Buyer has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of Buyer.
          (b) The Shares will be acquired for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal and state securities laws. Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person with respect to any of the Shares.
          (c) Buyer is experienced in evaluating and investing in securities of companies similar to the Company, is represented by legal and/or investment advisory counsel with regard to this Agreement or has voluntarily elected to forego such counsel, can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares.
          (d) The provisions of this Section 6 shall survive the Closing.
     7. Severability. To the extent that any provision herein is inconsistent with or in violation of any applicable law, rule or regulation, such provision shall be deemed modified so as to comply with such applicable law, rule or regulation, and shall not otherwise affect any other provisions of this Agreement. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of that provision or of any other provisions of this Agreement in any other jurisdiction.
     8. Governing Law. The Agreement shall be construed in accordance with the laws of the State of Texas.
     9. Further Actions. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effect the purposes of this Agreement.
     10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     11. Advice of Counsel; Voluntary Agreement. Each of the parties agrees and represents that such party has been represented by each party’s own separate counsel with regard to the execution of this Agreement or that, if acting without counsel, such party has had adequate opportunity and understands the importance to such party’s interest of obtaining the advice of such party’s own separate counsel prior to the execution of this Agreement and has knowingly and freely waived the right to obtain advice of such party’s own separate counsel. Each party has fully read and understands this Agreement. This Agreement is the knowing and voluntary agreement of each of the parties.
     12. Entire Agreement. This Agreement and the instruments called for by this Agreement constitute the whole agreement of the parties and supersedes any commitment, agreement, memorandum or understanding previously made by the parties, or any of them, with respect to the subject matter of this Agreement.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

Name:

Address:

BUYER:	PawnMart, Inc.

	By:	/s/ Dwayne A. Moyers

Dwayne A. Moyers, Executive Vice President

6400 Atlantic Boulevard, Suite 190 Norcross, Georgia 30071